Exhibit 99.1

Contacts:

Scott M. Tsujita (Investors) Hypercom Corporation 480.642.5161 stsujita@hypercom.com	Pete Schuddekopf (Media) Hypercom Corporation 480.642.5383 pschuddekopf@hypercom.com

FOR IMMEDIATE RELEASE

Hypercom Names Thomas B. Sabol Chief Financial Officer

SCOTTSDALE, Ariz., March 30, 2009 – Hypercom Corporation (NYSE: HYC) today announced the appointment of Thomas B. Sabol as Chief Financial Officer. Robert M. Vreeland, currently serving as Interim Chief Financial Officer, will continue in a leadership position within the Global Finance team. Both appointments are effective on April 20.

“Tom Sabol is a seasoned financial and operational executive with considerable experience in the high-tech industry and significant international, financial, operational, strategic planning and M&A credentials, said Philippe Tartavull, Hypercom Chief Executive Officer and President. “We are excited to have Tom join the team and continue building on the great work that Bob Vreeland has done as interim Chief Financial Officer. We are very appreciative of Bob’s exceptional service in an interim role over the last year and look forward to his continuing contribution to Hypercom.”

Mr. Sabol joins Hypercom from Suntron Corporation where he served for the past three years as Chief Financial Officer and has been a Director since July 2004. Mr. Sabol will remain at Suntron Corporation until April 15, 2009. Previously, Mr. Sabol held Chief Financial Officer and Chief Operating Officer positions with Wolverine Tube, Inc. and Plexus Corp., respectively. He also has senior auditor experience with Kemper Corporation and Coopers & Lybrand. Mr. Sabol is a Certified Public Accountant and holds a Bachelor of Science Degree in Accounting from Marquette University.

“We are looking forward to Tom’s global financial and operational leadership as we continue the transformation of the Hypercom business model, integrating the TeT acquisition, focusing on our key objectives to gain market share, improve gross margins and operating efficiencies, and strengthen our ability to complete globally,” concluded Mr. Tartavull.

About Hypercom (www.hypercom.com)

Global payment technology leader Hypercom Corporation delivers a full suite of high security, end-to-end electronic payment products and services. The Company’s solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, petroleum, healthcare, prepaid, unattended and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits. With its acquisition of Thales e-Transactions in 2008, Hypercom became the second largest provider of electronic payment solutions and services in Western Europe, and solidified its position as the third largest provider globally.

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Hypercom is a registered trademark of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners. This press release includes statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the qualifications of the Company’s new Chief Financial Officer; the Company’s expected future performance; market acceptance of new products; product capability and performance; product competitiveness and market share; and product sales, revenues, margins and profits. These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, factors that could cause actual results to differ materially from those in forward-looking statements include, the ability to attract and retain qualified executives; industry, competitive and technological changes; the loss of, and failure to replace any significant customers; the composition, timing and size of orders from and shipments to major customers; inventory obsolescence; market acceptance of new products and services; compliance with industry standards, certifications and government regulations; the performance of suppliers and subcontractors; our ability to improve our cost structure, including reducing our product and operating costs; our ability to successfully manage our transition to a contract manufacturing model, including the impact on inventories; our ability to allocate research and development resources to new product and service offerings; our ability to increase market share and our competitive strength; our future financial performance and financial condition; risks associated with international operations and foreign currency fluctuations; the state of the U.S. and global economies in general and other risks detailed in our filings with the Securities and Exchange Commission, including the Company’s most recent 10-K and subsequent 10-Qs and 8-Ks. Forward-looking statements speak only as of the date made and are not guarantees of future performance. We undertake no obligation to publicly update or revise any forward-looking statements. HYCP